Suite 1050-625 Howe Street Vancouver, BC V6C 2T6	Tel: 1-604-689-0234 Fax: 1-604-688-0094
FOR IMMEDIATE RELEASE
PERU COPPER ANNOUNCES
RETIREMENT OF DIRECTOR
Vancouver, British Columbia, Canada, February 23, 2007- Peru Copper Inc. (TSX:PCR / AMEX:CUP / BVL:CUP) (“Peru Copper” or the “Company”) advises that Mr. Charles Preble will be retiring from the Company’s Board of Directors effective February 28th 2007. Mr. Preble has been instrumental in assisting the Company in advancing the development of the Company’s world class Toromocho Copper Project. Mr. Preble has agreed to stay on in a consulting capacity with the Company for a period of time.
Executive Chairman Mr. J. David Lowell stated, “In accepting Chuck’s resignation we would like to take this opportunity to thank him for his hard work on behalf of the Company and we wish him all the best in his retirement and are pleased that we will be able to continue to benefit from having Chuck as a consultant.”
Peru Copper is involved in the acquisition and exploration of potentially mineable deposits of copper in Peru. On June 11, 2003, Peru Copper entered into the Toromocho Option Agreement (“Toromocho Option”) with Empresa Minera del Centro del Peru S.A. (“Centromin”), a Peruvian state-owned mining company, whereby Centromin granted the Company the option to acquire its interest in the mining concessions and related assets of the Toromocho Project.
For further information please contact Patrick De Witt, Director of Investor Relations at (604) 689-0234 or patrick@perucopper.com.
Cautionary Note to U.S. Investors—The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as “mineral deposit”, that the SEC guidelines strictly prohibit U.S. registered companies from including in their filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form F-3 Registration Statement, File No. 333-121527, which may be secured from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml.
CAUTIONARY NOTE REGARDING FORWARD LOOKING-STATEMENTS
This news release contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. Forward-looking statements include, but are not limited to, statements with respect to the future price of copper and molybdenum, the timing of exploration activities, the mine life of the Toromocho Project, the economic viability and estimated internal rate of return of the Toromocho Project, the estimation of mineral reserves and mineral resources, the results of drilling, estimated future capital and operating costs, future stripping ratios, projected mineral recovery rates and Peru Copper’s commitment to, and plans for developing, the Toromocho Project. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “can”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved”. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Peru Copper to be materially different from those expressed or implied by such forward-looking statements, including but not limited to: risks related to the exploration and potential development of the Toromocho Project, risks related to international operations, the actual results of current exploration activities, conclusions of economic evaluations, changes in project parameters as plans continue to be refined, future prices of copper, silver, molybdenum and gold, as well as those factors discussed in the section entitled “Risk Factors” in the Form F-3 as on file with the Securities and Exchange Commission in Washington, D.C. and in the section entitled “Narrative Description of the Business — Risks of the Business” in the Annual Information Form of the Company dated March 24, 2005. Although Peru Copper has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Peru Copper does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.